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                                                                    Exhibit 10.6

                                                                  EXECUTION COPY

               SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT
               --------------------------------------------------

     SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT dated as of February 27, 1998, between and among SGH Holdings, Inc., a Delaware corporation (the "Company"), and each of the stockholders of the Company listed on the Schedule of Stockholders attached to this Agreement (collectively, the "Stockholders," and each individually a "Stockholder.")

     The Company and Mesirow Capital Partners VI, an Illinois limited partnership ("Fund VI"), are parties to a Note and Warrant Purchase Agreement dated as of October 3, 1994, as amended as of June 12, 1997 (the "Fund VI Purchase Agreement"), pursuant to which Fund VI purchased certain Promissory Notes (collectively, the "Fund VI Notes") and Stock Purchase Warrant (the "Fund VI Warrant") issued by the Company. In connection with the transactions contemplated by the Fund VI Purchase Agreement, the Company, Fund VI and the other stockholders of the Company entered into a Stockholders Agreement dated as of October 3, 1994.

     The Company and Mesirow Capital Partners VII, an Illinois limited partnership ("Fund VII"), are parties to a Note and Warrant Purchase Agreement dated as of June 12, 1997 (the "Fund VII Purchase Agreement") pursuant to which Fund VII purchased a Promissory Note (the "Fund VII Note") and a Stock Purchase Warrant (the "Fund VII Warrant") issued by the Company. In connection with the transactions contemplated by the Fund VII Purchase Agreement, the Company, Fund VI, Fund VII and the other stockholders of the Company entered into an Amended and Restated Stockholders Agreement dated as of June 12, 1997 (the "Existing Stockholders Agreement").

     The Company, Fund VI and Fund VII are parties to an Exchange Agreement dated as of the date hereof (the "Exchange Agreement") pursuant to which Fund VI and Fund VII have agreed to exchange the Fund VI Notes and Fund VII Note for shares of the Company's Redeemable Preferred Stock, par value $.0001 per share. In order to induce Fund VI and Fund VII to enter into the Exchange Agreement, the Company has agreed to amend and restate the Existing Stockholders Agreement in its entirety as set forth in this Agreement. The execution and delivery of this Agreement is a condition to the consummation of the transactions contemplated under the Exchange Agreement.

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     The Company and the Stockholders desire to enter into this Agreement for the purposes, among others, of (i) establishing the size and composition of the Company's Board of Directors (the "Board"), (ii) assuring continuity in the management and ownership of the Company and (iii) limiting the manner and terms by which the Company's stock may be transferred.

     The parties hereto agree as follows:

     Section 1. Definitions. For purposes of this Agreement, the following terms have the meanings set forth below.

     "Affiliate" of a particular Person means any other Person controlling, controlled by or under common control with such Person, any partner of such Person and any partner of a Person that is a partnership.

     "Approved Sale" has the meaning set forth in Section 6.1.

     "Available Shares" has the meaning set forth in Section 5.4.

     "Board" has the meaning set forth in the Preamble to this Agreement.

     "Bridge Facility Agreement" has the meaning set forth in the Exchange Agreement.

     "Certificate of Incorporation" means the Company's Certificate of Incorporation, as amended in accordance with the provisions of the Exchange Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Common Stock" means the Common Stock, par value $.0001 per share, of the Company.

     "Company" means SGH Holdings, Inc., a Delaware corporation.

     "Credit Agreement" has the meaning set forth in the Exchange Agreement.

     "Default" has the meaning set forth in the Credit Agreement.

     "Election Period" has the meaning set forth in Section 4.1.

     "Event of Default" has the meaning set forth in the Certificate of Incorporation.


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     "Exchange Agreement" has the meaning set forth in the Preamble to this
Agreement.

     "Exchange Notes" has the meaning set forth in the Exchange Agreement.

     "Executives" means the executive employees of the Company and its Subsidiaries whose names are set forth on the Schedule of Executives attached to this Agreement.

     "Executive Stock" means (a) all shares of Common Stock held by any Executive as of the date of this Agreement, (b) all shares of Common Stock hereinafter acquired by any Executive and (c) any equity securities issued or issuable with respect to the securities referred to in clause (a) or (b) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes hereof, all shares of Common Stock and other equity securities held or acquired by any Person controlled by any Executive (including Hurst Enterprises, L.P.) will be deemed to be held or acquired by such Executive. Shares of Common Stock deemed to be Executive Stock will continue to be Executive Stock in the hands of any holder other than an Executive (except for the Company and the Purchaser and except for transferees in a Public Sale), and, except as otherwise provided herein, each such other holder of Executive Stock will succeed to all rights and obligations attributable to the transferring Executive as a holder of Executive Stock.

     "Existing Stockholders Agreement" has the meaning set forth in the Preamble to this Agreement.

     "Fair Market Value" of each share of Executive Stock means the average of the closing prices of the sales of the Company's Common Stock on all securities exchanges on which the Common Stock may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the Nasdaq Stock Market, Inc. as of 4:00 P.M., New York City time, or, if on any day the Common Stock is not quoted in the Nasdaq Stock Market, Inc., the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive business days prior to such day. If at any time the Common Stock is not listed on any securities exchange or quoted in the Nasdaq Stock Market, Inc. or over-the-counter market, the Fair Market Value will be the fair value of the Common Stock determined in good faith by the Board.

     "Family Group" means an Executive's spouse and descendants (whether natural or adopted) and any trust, partnership or limited liability company (in each case controlled by the Executive) for the benefit of the Executive or the Executive's spouse or descendants.


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     "Fund VI" means Mesirow Capital Partners VI, an Illinois limited partnership.

     "Fund VI Notes" has the meaning set forth in the Preamble to this Agreement.

     "Fund VI Purchase Agreement" has the meaning set forth in the Preamble to this Agreement.

     "Fund VI Underlying Common Stock" means (a) the Common Stock issued or issuable upon the exercise of the Fund VI Warrant and (b) any Common Stock issued or issuable with respect to the Common Stock referred to in clause (a) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

     "Fund VI Warrant" has the meaning set forth in the Preamble to this Agreement.

     "Fund VII" means Mesirow Capital Partners VII, an Illinois limited partnership.

     "Fund VII Note" has the meaning set forth in the Preamble to this Agreement.

     "Fund VII Purchase Agreement" has the meaning set forth in the Preamble to this Agreement.

     "Fund VII Underlying Common Stock" means (a) the Common Stock issued or issuable upon the exercise of the Fund VII Warrant and (b) any Common Stock issued or issuable with respect to the Common Stock referred to in clause (a) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

     "Fund VII Warrant" has the meaning set forth in the Preamble to this Agreement.

     "Independent Third Party" means any Person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Company's voting capital stock on a fully-diluted basis (a "5% Owner"), who is not controlling, controlled by or under common control with any 5% Owner, and who is not the spouse or descendent (by birth or adoption) of any 5% Owner.

     "Notes" means, collectively, the Fund VI Notes and the Fund VII Note.

     "Offer Notice" has the meaning set forth in Section 4.2.

     "Option Notice" has the meaning set forth in Section 5.4.

     "Other Executives" has the meaning set forth in Section 5.1.


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     "Other Stockholders" has the meaning set forth in Section 4.2.

     "Permitted Transfer" has the meaning set forth in Section 4.4.

     "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "Process Agent" has the meaning set forth in Section 8.14.

     "Pro Rata Share" has the meaning set forth in Section 4.2.

     "Proxy" has the meaning set forth in Section 3.1.

     "Public Sale" means any sale of Stockholder Shares to the public pursuant to an offering registered under the Securities Act or to the public pursuant to the provisions of Rule 144 under the Securities Act (or any similar provision then in force).

     "Qualified Public Offering" means the sale in an underwritten public offering registered under the Securities Act of shares of Common Stock having an aggregate value, net of underwriting discounts and commissions, of at least $10 million.

     "Registration Agreement" means the Amended and Restated Registration Agreement dated as of June 12, 1997 between the Company, Fund VI and Fund VII.

     "Repurchase Notice" has the meaning set forth in Section 5.3.

     "Repurchase Option" has the meaning set forth in Section 5.1.

     "Sale of the Company" means the sale of the Company to an Independent Third Party or affiliated group of Independent Third Parties pursuant to which such party or parties acquire (a) capital stock of the Company possessing the voting power to elect a majority of the Board (whether by merger, consolidation or sale or transfer of the Company's capital stock) or (b) all or substantially all of the Company's assets determined on a consolidated basis.

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

     "Special Committee" has the meaning set forth in Section 2.1(c).

     "Stockholder" and "Stockholders" have the meanings set forth in the Preamble to this Agreement.

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     "Stockholder Shares" means (a) the Warrants, (b) any Common Stock held as of the date of this Agreement by any Stockholder or hereafter purchased or otherwise acquired by any Stockholder, including Common Stock acquired upon the exercise of the Warrants, (c) any equity securities issued or issuable directly or indirectly with respect to the securities referred to in clause (a) or (b) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, and (d) any other shares of any class or series of capital stock of the Company held by a Stockholder. As to any particular shares constituting Stockholder Shares, such shares will cease to be Stockholder Shares when they have been disposed of in a Public Sale.

     "Stock Option Plan" has the meaning set forth in the Fund VII Purchase Agreement.

     "Sub Board" has the meaning set forth in Section 2.1(d).

     "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interests thereof are at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes of this Agreement, a Person or Persons will be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons are allocated a majority of partnership, limited liability company, association or other business entity gains or losses or control the managing director or member or general partner of such partnership, limited liability company, association or other business entity.

     "Termination" has the meaning set forth in Section 6.1.

     "Transfer" has the meaning set forth in Section 4.1.

     "Transferring Stockholder" has the meaning set forth in Section 4.2.

     "Triggering Event" means the first to occur of (a) the occurrence of an Event of Default under Section 6.1(b) or Section 6.1(d) of the Certificate of Incorporation or under Section 4.1(b) or Section 4.1(d) of the Exchange Notes,
(b) the occurrence and continuation for a period of four consecutive fiscal quarters of an Event of Default arising under Section 6.1(a) of the Certificate of Incorporation or under Section 4.1(a) of the Exchange Notes, (c) the occurrence of any Event of Default arising under Section 6.1(c) of the Certificate of Incorporation or under Section 4.1(c) of the Exchange Notes resulting from any breach by the Company of the covenant contained in Section 4.6(n) of the Fund VI Purchase Agreement, Fund VII Purchase Agreement or Exchange Agreement,


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(d) the failure of the Company or any of the Stockholders other than the holders of the Underlying Common Stock to perform and comply with the covenants and agreements set forth in Sections 2.1(a), (b)(i), (b)(ii), (e), (f), (g) or (h) of this Agreement, (e) the occurrence and continuation for a period of at least 60 days after the expiration of any applicable grace period of any Default arising under the Credit Agreement or any Event of Default arising under the Certificate of Incorporation or under the Exchange Notes (other than an Event of Default specified in clause (a), (b) or (c) above) if the event, transaction, circumstance or occurrence giving rise to such Default or Event of Default has had or is reasonably likely to have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole, (f) the taking of any action by the Lender to foreclose upon any collateral securing the Company's or any of its Subsidiary's obligations under the Credit Agreement following delivery of notice of the acceleration of such obligations, (g) the failure of the Company to pay the Put Price in full in cash upon the Purchasers' exercise of the Put Right (as such terms are defined in the Fund VI Purchase Agreement and the Fund VII Purchase Agreement) or, in connection with any such exercise, to redeem all of the shares of Preferred Stock then outstanding in accordance with the provisions of Article 4, Section 4.3 of the Certificate of Incorporation (irrespective of whether payment of the Put Price or the redemption of the Preferred Stock is then permitted under the provisions of the Credit Agreement or the Bridge Financing Agreement) or (h) January 31, 2005.

     "Tri-State" means Tri-State Outdoor Media Group, Inc., a Kansas corporation and a wholly-owned Subsidiary of the Company.

     "Underlying Common Stock" means the Fund VI Underlying Common Stock or the Fund VII Underlying Common Stock, where no distinction is required by the context in which such term is used. For purposes of this Agreement, any Person who holds any portion of either of the Warrants will be deemed to be the holder of the Underlying Common Stock obtainable upon the exercise thereof regardless of any restriction or limitation on the exercise of such Warrant. As to any particular shares constituting Underlying Common Stock, such shares will cease to be Underlying Common Stock when they have been disposed of in a Public Sale.

     "Warrants" means, collectively, the Fund VI Warrant and the Fund VII
Warrant.

     Unless otherwise stated, other capitalized terms contained herein have the meanings set forth in the Fund VI Purchase Agreement, Fund VII Purchase Agreement and Exchange Agreement.

     SECTION 2. BOARD OF DIRECTORS AND STOCKHOLDER ACTION.

     2.1 BOARD COMPOSITION AND STOCKHOLDER ACTION. From and after the date of this Agreement and until the provisions of this Section 2 cease to be effective, each Stockholder will vote all of such Stockholder's Stockholder Shares and any other voting securities of the Company over which such Stockholder has voting control and will take all other necessary or desirable actions within such Stockholder's control (whether in such Stockholder's capacity as a stockholder, director,

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member of a Board committee, officer of the Company or otherwise, and including attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company will take all necessary and desirable actions within its control (including calling special Board and stockholder meetings), so that:

     (a) the authorized number of directors comprising the Board will be established at seven;

     (b) subject to Sections 2.1(c) and (d), the following individuals will be elected to the Board:

          (i) one representative designated by the holders of a majority of the shares of Fund VI Underlying Common Stock;

          (ii) two representatives designated by the holders of a majority of the shares of Fund VII Underlying Common Stock; and

          (iii) four representatives designated by the Executives owning a majority of Stockholder Shares held by all Executives;

     (c) notwithstanding Section 2.1(b), (i) immediately upon the occurrence of any Triggering Event of the type described in clause (a), (b), (f), (g) or (h) of the definition of such term and (ii) 30 days after the date written notice is given by Fund VI or Fund VII to the Company stating that a Triggering Event of the type described in clause (c), (d) or (e) of the definition of such term has occurred and referring to the provisions of this Section 2.1(c) (provided that the Default or Event of Default giving rise to such Triggering Event has not been cured or waived prior to the expiration of such 30-day period), a special committee of the Board (the "Special Committee") will be designated pursuant to
Section 141(c) of the General Corporation Laws of the State of Delaware, consisting of one representative designated pursuant to each of Sections 2.1(b)(i), 2.1(b)(ii) and 2.1(b)(iii), to which will be delegated exclusive authority to pursue, negotiate and recommend to the Board for its approval a plan or proposal relating to the sale, refinancing or other reorganization of the Company or one or more of its Subsidiaries (or any assets or properties thereof);

     (d) upon any failure by the Board to designate the Special Committee or to approve, recommend to the stockholders of the Company or take any other necessary corporate actions to permit the consummation of any plan or proposal recommended to the Board by the Special Committee in accordance with Section 2.1(c), the following individuals to be elected to the Board:

          (i) two representatives designated by the holders of a majority of the shares of Fund VI Underlying Common Stock;


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          (ii) two representatives designated by the holders of a majority of the shares of Fund VII Underlying Common Stock; and

          (iii) one representative designated by the Executives owning a majority of the Stockholder Shares held by all Executives;

provided that the provisions of this Section 2.1(d) are intended by the parties to permit the holders of the Underlying Common Stock to cause the designation of the Special Committee for the purpose of pursuing and negotiating a sale, refinancing or other reorganization of the Company or one or more of its Subsidiaries (or any assets or properties thereof), and to cause the Board to recommend any plan or proposal relating to any such transaction to the stockholders of the Company for their approval, and the provisions of this
Section 2.1(d) will cease to be effective, and the provisions of Section 2.1(b) will again apply, after the Board elected pursuant to this Section 2.1(d) has caused the Special Committee to be designated or voted on the plan or proposal recommended to the Board by the Special Committee (subject to the renewal of the rights provided under this Section 2.1(d) in the event the Board elected pursuant to Section 2.1(b) takes any action to modify, amend, rescind or otherwise interfere with or seek to prevent the consummation of any action authorized or approved by the Board elected pursuant to Section 2.1(d) with respect to the matters contained in this Section 2.1(d));

     (e) the composition of the board of directors of each of the Company's Subsidiaries (a "Sub Board") will be the same as that of the Board;

     (f) except as otherwise provided in Section 2.1(c), the composition of each committee, if any, of the Board or any Sub Board will be proportionately equivalent to that of the Board and will include in all cases at least one representative designated by the holders of a majority of the shares of Underlying Common Stock;

     (g) the removal from the Board or a Sub Board (with or without cause) of any representative designated hereunder by the holders of the Underlying Common Stock or by the Executives will be at such holders' or the Executives' written request, respectively, but only upon such written request and under no other circumstances;

     (h) in the event that any representative designated hereunder by the holders of the Underlying Common Stock or by the Executives for any reason ceases to serve as a member of the Board or a Sub Board during his or her term of office, the resulting vacancy on the Board or the Sub Board will be filled by a representative designated by the holders of the Underlying Common Stock or the Executives, respectively, as provided under this Agreement; and

     (i) any plan or proposal approved by the Board pursuant to Sections 2.1(c) and 2.1(d) with respect to any sale, refinancing or reorganization of the Company or one or more of its

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     Subsidiaries (or any assets or properties thereof) will be approved or ratified by all Stockholders.

          2.2 Expenses. The Company will pay the reasonable out-of-pocket expenses incurred by each director in connection with attending the meetings of the Board, any Sub Board and any committee thereof.

          2.3 Failure to Designate. If any party fails for a period of more than 30 days after delivery of written notice to designate a representative to fill a directorship pursuant to the terms of this Section 2, the election of an individual to such directorship will be accomplished in accordance with the Company's Bylaws and applicable law.

          2.4 Termination. The provisions of this Section 2 will terminate automatically and be of no further force and effect as of the date the sum of the number of shares of Underlying Common Stock outstanding and the number of shares acquirable pursuant to the exercise of the Warrants in full is less than 39 (as adjusted to reflect any stock split, stock dividend, combination of shares, recapitalization or similar transaction).

          Section 3. Irrevocable Proxy; Conflicting Agreements.

          3.1 Irrevocable Proxy. In order to secure each Executive's obligation to vote his or her Stockholder Shares and other voting securities of the Company in accordance with the provisions of Section 2, each Executive hereby appoints William P. Sutter, Jr., (the "Proxy") as his or her true and lawful proxy and attorney-in-fact, with full power of substitution (which may be exercised by Mr. Sutter, Fund VI or Fund VII), to vote all of his or her Stockholder Shares and other voting securities of the Company for the election and removal of directors and all such other matters as expressly provided for in Section 2. The Proxy may exercise the irrevocable proxy granted to it hereunder at any time any Executive fails to comply with the provisions of this Agreement. The proxies and powers granted by each Executive pursuant to this
Section 3.1 are coupled with an interest and are given to secure the performance of the Executive's obligations under this Agreement. Such proxies and powers will be irrevocable for the term set forth in Section 2.4 and will survive the death, incompetency and disability of such Executive and the holders of his or her Stockholder Shares.

          3.2 Conflicting Agreements. Each Stockholder represents that such Stockholder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement, and no holder of Stockholder Shares will grant any proxy or become party to any voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement.

          Section 4. Restrictions on Transfer of Stockholder Shares.

          4.1 Transfer of Stockholder Shares. No Stockholder will sell, transfer, assign,

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pledge or otherwise dispose of (a "Transfer") any interest in any Stockholder
Shares except pursuant to the provisions of this Section 4. Each Stockholder agrees not to consummate any Transfer (other than a Permitted Transfer) until 30 days after the delivery to the Company and the other Stockholders of such Stockholder's Offer Notice unless the parties to the Transfer have been finally determined pursuant to this Section 4 prior to the expiration of such 30-day period (the "Election Period").

     4.2 First Offer Right. At least 30 days prior to making any Transfer of any Stockholder Shares (other than a Permitted Transfer), the transferring Stockholder (the "Transferring Stockholder") will deliver a written notice (the "Offer Notice") to the Company and the other Stockholders (collectively, the "Other Stockholders"). The Offer Notice will disclose in reasonable detail the identity of the proposed transferee, the number of Stockholder Shares proposed to be transferred and the proposed terms and conditions of the Transfer. First, the Company may elect to purchase all, but not less than all, of the Stockholder Shares specified in the Offer Notice at the price and on the terms specified therein by delivering written notice of such election to the Transferring Stockholder and the Other Stockholders as soon as practical but in any event within ten days after the delivery of the Offer Notice. If the Company has not elected to purchase all of the Stockholder Shares within such ten-day period, each Other Stockholder may elect to purchase all, but not less than all, of such Stockholder's Pro Rata Share of the Stockholder Shares specified in the Offer Notice at the price and on the terms specified therein by delivering written notice of such election to the Transferring Stockholder as soon as practical but in any event within 20 days after delivery of the Offer Notice. Any Stockholder Shares not elected to be purchased by the end of such 20-day period will be deemed to be reoffered for the ten-day period prior to the expiration of the Election Period by the Transferring Stockholder on a pro rata basis to the Other Stockholders who have elected to purchase their Pro Rata Share. If the Company or any Other Stockholders have elected to purchase Stockholder Shares from the Transferring Stockholder, the transfer of such shares will be consummated as soon as practical after the delivery of the election notices, but in any event within 15 days after the expiration of the Election Period. To the extent that the Company and the Other Stockholders have not elected to purchase all of the Stockholder Shares being offered, the Transferring Stockholder may, within 90 days after the expiration of the Election Period and subject to the provisions of Section 4.3, transfer such Stockholder Shares to one or more third parties at a price no less than 95% of the price per share specified in the Offer Notice and on other terms no more favorable to the transferees than offered to the Company and the Other Stockholders in the Offer Notice. The purchase price specified in any Offer Notice will be payable solely in cash at the closing of the transaction or in installments over time, and no Stockholder Shares may be pledged without the prior written consent of the Purchaser, which consent may be withheld in the Purchaser's sole discretion. Each Stockholder's "Pro Rata Share" will be based upon such Stockholder's proportionate ownership of all Stockholder Shares on a fully-diluted basis.

     4.3 Participation Rights. In the event that the Company and the Other Stockholders have not elected to purchase the Stockholder Shares specified in the Offer Notice, the Other Stockholders may elect to participate in the contemplated Transfer by delivering written notice to the Transferring Stockholder within 30 days after delivery of the Offer Notice. If any Other Stockholders have elected to participate in such Transfer, each of the Transferring Stockholder and

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such Other Stockholders will be entitled to sell in the contemplated Transfer, at the same price and on the same terms, a number of Stockholder Shares equal to the product of (a) the quotient determined by dividing the percentage of Stockholder Shares owned by such Stockholder by the aggregate percentage of Stockholder Shares owned by the Transferring Stockholder and the Other Stockholders participating in such sale and (b) the number of Stockholder Shares to be sold in the contemplated Transfer. Each Transferring Stockholder will use best efforts to obtain the agreement of the prospective transferee to the participation of the Other Stockholders in any contemplated Transfer and to the inclusion (in the case of the Purchaser) of a transfer of Warrant in the contemplated Transfer, and each Stockholder will not transfer any of such Stockholder's Stockholder Shares to the prospective transferee if the prospective transferee declines to allow the participation of the Other Stockholders or the inclusion of the Warrant.

     4.4 Permitted Transfers. The restrictions contained in Sections 4.1 through 4.3 will not apply with respect to any Transfer of Stockholder Shares by any Stockholder (a) pursuant to a Public Sale, (b) in the case of Fund VI, among its Affiliates, or to one or more Persons in connection with any sale or participation of not more than 49 percent of the then outstanding aggregate principal amount of the Fund VI Notes, (c) in the case of Fund VII, among its Affiliates, or to one or more Persons in connection with any sale or participation of not more than 49 percent of the then outstanding aggregate principal amount of the Fund VII Note, (d) in the case of an Executive, pursuant to applicable laws of descent and distribution or among such Executive's Family Group or (e) among the Stockholders; provided that the restrictions contained in this Section 4 will continue to be applicable to the Stockholder Shares after any Transfer described in clause (b), (c), (d) or (e) above and provided further that the transferees of such Stockholder Shares will agree in writing prior to any such Transfer to be bound by the provisions of this Agreement affecting the Stockholder Shares so transferred. Transfers of the type described in clauses (a) through (c) above are referred to herein as "Permitted Transfers."

     4.5 Additional Conditions to Transfer. In connection with the Transfer of any Stockholder Shares (other than pursuant to a Public Sale or pursuant to Rule 144A under the Securities Act (or any similar provisions then in force)), the holder thereof will deliver written notice to the Company describing in reasonable detail the Transfer or proposed Transfer, together with an opinion of Jenner & Block or other counsel which to the Company's reasonable satisfaction is knowledgeable in securities law matters to the effect that such transfer of Stockholder Shares may be effected without registration of such Stockholder Shares under the Securities Act. In addition, if the holder of the Stockholder Shares delivers to the Company an opinion of Jenner & Block or such other counsel that no subsequent transfer of such Stockholder Shares will require registration under the Securities Act, the Company will promptly upon such contemplated Transfer deliver new certificates for such Stockholder Shares which do not bear the Securities Act legend set forth in Section 4.6. If the Company is not required to deliver new certificates for such Stockholder Shares not bearing such legend, the holder thereof will not Transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this Section and Section 4.6.

     4.6 Legend. Each certificate for Stockholder Shares will be imprinted with a legend in substantially the following form:

     "The securities represented by this certificate were originally issued
     on               199 , and have not been registered under the
     Securities Act of 1933, as amended (the "Securities Act"), and may not be sold, assigned to otherwise disposed of in violation of the provisions of the Securities Act. The transfer of the securities represented by this certificate is subject to the conditions specified in the Amended and Restated Stockholders Agreement dated as of June 12, 1997, between the issuer (the "Company") and certain of its stockholders, and the Company reserves the right to refuse the transfer of such securities until such conditions have been fulfilled with respect to such transfer. A copy of such conditions will be furnished by the Company to the holder hereof upon written request and without charge."

     4.7 Termination of Restrictions. The restrictions set forth in Sections
4.1 through 4.4 will continue with respect to each Stockholder Share until the earlier of (a) the date on which such Stockholder Share has been transferred in a Public Sale or (b) the consummation of a Qualified Public Offering. All other restrictions set forth in this Section 4 will continue with respect to each Stockholder Share until the date on which such Stockholder Share has been transferred in a Public Sale.

     4.8 Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Stockholder Shares in violation of any provision of this Agreement will be void, and the Company will not record such Transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such shares for any purpose.

     Section 5. Repurchase Option.

     5.1 Repurchase Option. In the event any Executive ceases to be employed by the Company or its Subsidiaries for any reason (the "Termination"), such Executive's Executive Stock (whether held by the Executive or one or more of the Executive's transferees) will be subject to repurchase by the Company, Fund VI, Fund VII and the other Executives (collectively, the "Other Executives") pursuant to the terms and conditions set forth in this Section 5 (the "Repurchase Option").

     5.2 Purchase Price. The purchase price for each share of Executive Stock will be the Fair Market Value.

     5.3 Exercise of Repurchase Option. The Board may elect to purchase all or any portion of the Executive Stock of the terminating Executive by delivering written notice (the "Repurchase Notice") to the holder or holders of such Executive Stock within 120 days after the Termination. The Repurchase Notice will set forth the number of shares to be acquired from each holder, the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction. The number of shares to be repurchased by the Company will first be satisfied to the extent possible from the shares of Executive Stock held by the Executive at the time of delivery of the Repurchase Notice. If the number of shares of Executive Stock then held by the Executive is less than the total number of shares of Executive Stock the Company has elected to purchase, the Company will purchase the remaining shares elected to be purchased from the other holders of Executive Stock, pro rata according to the number of shares of Executive Stock held by such other holders at the time of delivery of the Repurchase Notice (determined as nearly as practicable to the nearest share).

     5.4 Repurchase by Funds and the Other Executives. If for any reason the Company does not elect to purchase all of the Executive Stock of the terminating Executive pursuant to the Repurchase Option, Fund VI, Fund VII and the Other Executives will be entitled to exercise the Repurchase Option for the shares of Executive Stock the Company has not elected to purchase (the "Available Shares"). As soon as practicable after the Company has determined that there will be Available Shares, but in any event within 45 days after the Termination, the Company will give written notice (the "Option Notice") to Fund VI, Fund VII and the Other Executives setting forth the number of Available Shares and the purchase price for the Available Shares. Fund VI, Fund VII and each of the Other Executives may elect to purchase any or all of the Available Shares by giving written notice to the Company within 30 days after the Option Notice has been given by the Company. If Fund VI, Fund VII and the Other Executives elect to purchase an aggregate number of shares greater than the number of Available Shares, the Available Shares will be allocated among Fund VI, Fund VII and the Other Executives based upon the number of shares of Common Stock held by each such Person on a fully-diluted basis.

     5.5 Closing. The closing of the purchase of the Executive Stock pursuant to the Repurchase Option will take place on the date designated by the Company in the Repurchase Notice, which date will not be more than 60 days nor less than five days after the delivery of such notice. The Company, Fund VI, Fund VII and the Other Executives, as applicable, will pay for the Executive Stock to be purchased pursuant to the Repurchase Option by delivery of, in the case of Fund VI, Fund VII and the Other Executives, a check or wire transfer of funds and, in the case of the Company, (a) a check or wire transfer of funds,
(b) a subordinate note or notes payable in up to three equal annual installments beginning on the first anniversary of the closing of such purchase and bearing interest (payable quarterly) at a rate per annum equal to the prime rate announced from time to time by The First National Bank of Chicago, N.A. or
(c) both (a) and (b), in the aggregate amount of the purchase price for such shares. Any notes issued by the Company pursuant to this Section 5.5 will be subject to any restrictive covenants to which the Company is subject at the time of such purchase. In addition, the Company may pay the purchase price for such shares by offsetting any bona fide debts owed by the terminating Executive to the Company. The purchasers of

Executive Stock hereunder will be entitled to receive customary representations and warranties from the sellers regarding such sale and to require all sellers' signatures be guaranteed.

     5.6 Repurchase Restricted. Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Executive Stock by the Company will be subject to applicable restrictions contained in the Delaware General Corporation Law and in the Company's and its Subsidiaries' debt and equity financing agreements. If any such restrictions prohibit the repurchase of Executive Stock hereunder which the Company is otherwise entitled to make, the Company may make such repurchases as soon as it is permitted to do so under such restrictions.

     5.7 Repurchase of Certain Shares. Notwithstanding the provisions of Sections 5.3 and 5.4, in the event of the exercise of the Repurchase Option (a) with respect to any shares of Executive Stock held by William G. McLendon, Anthony LaMarca, Allard W. Lamm or any of their respective transferees, Sheldon
G. Hurst will have the first right to exercise the Repurchase Option and Fund VI, Fund VII and each of the Other Executives will then have the right to repurchase in accordance with the provisions of Section 5.4 any shares not repurchased by Sheldon G. Hurst and (b) with respect to any shares of Executive Stock held by Sheldon G. Hurst or any of his transferees, the Other Executives will have the first right to exercise the Repurchase Option and Fund VI and Fund VII will then have the right to repurchase in accordance with the provisions of
Section 5.4 any shares not repurchased by the Other Executives.

     5.8 Termination. The right of the Company, Fund VI, Fund VII and the Other Executives to repurchase shares of Executive Stock pursuant to this
Section 5 will terminate upon the first to occur of the Sale of the Company or a Qualified Public Offering.

     Section 6.  Sale of the Company.

     6.1 Approved Sale. If the Board and the holders of a majority of the Company's outstanding Common Stock approve a Sale of the Company (the "Approved Sale"), the holders of Executive Stock will consent to and raise no objections against the Approved Sale of the Company, and if the Approved Sale of the Company is structured as a sale of stock, the holders of Executive Stock will agree to sell their shares of Executive Stock on the terms and conditions approved by the Board and the holders of a majority of the Company's Common Stock. The holders of Executive Stock will take all necessary and desirable actions in connection with the consummation of the Approved Sale of the Company.

     6.2 Conditions. The obligations of the holders of Executive Stock with respect to the Approved Sale of the Company are subject to the conditions that
(a) upon the consummation of the Approved Sale, all of the holders of Common Stock will receive the same form and amount of consideration per share of Common Stock, or if any holders of Common Stock are given an option as to the form and amount of consideration to be received, all holders will be given the same option, and (b) all holders of then currently exercisable rights to acquire shares of Common Stock will be given an opportunity either to (i) exercise such rights prior to the consummation of the Approved

Sale and participate in such sale as holders of Common Stock or (ii) upon the consummation of the Approved Sale, receive in exchange for such rights consideration equal to the amount determined by multiplying (A) the same amount of consideration per share of Common Stock received by the holders of Common Stock in connection with the Approved Sale less the exercise price per share of Common Stock of such rights to acquire Common Stock by (B) the number of shares of Common Stock represented by such rights.

     6.3 Rule 506 Transactions. If the Company or the holders of the Company's securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) under the Securities Act may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the holders of Executive Stock will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501 under the Securities Act) reasonably acceptable to the Company. If any holder of Executive Stock appoints a purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative, but if any holder of Executive Stock declines to appoint the purchaser representative designated by the Company, such holder will appoint another purchaser representative reasonably acceptable to the Company, and such holder will be responsible for the fees of the purchaser representative so appointed.

     6.4 Expenses. The Executives and the other holders of Stockholder Shares will bear their pro-rata share (based upon the number of shares sold) of the costs of any sale of Stockholder Shares pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all holders of Common Stock and are not otherwise paid by the Company or the acquiring party. Costs incurred by the Executives and the other holders of Executive Stock on their own behalf will not be considered costs of the transaction hereunder.

     6.5  Termination.   The provisions of this Section 6 will terminate upon
the completion of a Qualified Public Offering.

     Section 7.  Tax Matters.

     7.1 Allocation of Taxable Income. Pursuant to the Fund VI Purchase Agreement, the Company and each of the Executives consented to the making of an election by Tri-State pursuant to Section 1362(c)(3) of the Code to close its taxable year as of the date of the Fund VI Purchase Agreement and to allocate specifically to the period commencing January 1, 1994 and ending on the date of the Fund VI Purchase Agreement all items of income, loss, deduction or credit attributable to such period and further consented to the making by Tri-State of any similar elections pursuant to applicable state, local or foreign law.

     7.2 Tax Indemnity. In the event that it is determined by any tax authority that Tri-State was for any reason not eligible to be treated as an S corporation as defined in Section 1361(a) of the Code with respect to any taxable period prior to the date of the Fund VI Purchase Agreement, then each of the Executives, upon the request of the Company, Fund VI or Fund VII, will promptly, and in any event within 30 days after the date of such determination, file amended federal, state and local income tax returns for each year for which such amendments may be filed and for which a refund will be due to the Executive and will at the Executive's expense use best efforts to obtain the maximum tax refund to which the Executive may be entitled as a result of such determination. Upon obtaining any such refund, each Executive will promptly, and in any event within 10 days after the date of the Executive's receipt thereof, contribute that portion of such refund that does not exceed the tax owed by the Company for the redetermined years, or all of such refund if such tax exceeds such refund, to the Company in the form of a capital contribution with respect to such Executive's Stockholder Shares.

     Section 8. Holdback Agreement. Each holder of Stockholder Shares agrees not to effect any public sale or distribution (including sales pursuant to Rule 144 under the Securities Act) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (in each case as defined in the Registration Agreement) in which Stockholder Shares are included (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.

     Section 9. Miscellaneous.

     9.1 Remedies. Each holder of Stockholder Shares will have all rights and remedies set forth in this Agreement and the Company's Certificate of Incorporation, all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, without posting a bond or other security, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

     9.2 Consent to Amendments. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement will be effective against the Company or the Stockholders unless such modification, amendment or waiver is approved in writing by the Company, the holders of a majority of the Fund VI Underlying Common Stock, the holders of a majority of the Fund VII Underlying Common Stock and the holders of a majority of the Stockholders Shares, respectively. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

     9.3 Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith will survive the execution and delivery of this Agreement, regardless of any investigation made by any party.

     9.4 Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for any Stockholder's benefit as a purchaser or holder of Stockholder Shares are also for the benefit of, and enforceable by, any subsequent holder of such Stockholders Shares.

     9.5 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     9.6 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

     9.7 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     9.8 Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally to the recipient, one business day after the date when sent to the recipient by reputable express courier service (charges prepaid) or three business days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications will be sent to the Company and the Stockholders at the addresses indicated below:

     If to the Company:

          SGH Holdings, Inc.
          c/o Tri-State Outdoor Media Group, Inc.
          3416 Highway 41 South
          Tifton, Georgia 31793
          Attention: Sheldon Hurst, President

     With a copy (which will not constitute notice) to:

          St. John & Wayne, L.L.C.
          2 Penn Plaza East
          Newark, New Jersey 07105
          Attention: David C. Freinberg, Esq.

          If to a Stockholder:

                         To the addresses set forth on the Schedule of
Stockholders attached to this Agreement

or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.

          9.9 No Third-Party Beneficiaries. This Agreement will not confer any rights or remedies upon any Person than the Company and the Stockholders and their respective successors and permitted assigns.

          9.10 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements (including the Existing Stockholders Agreement) or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof.

          9.11 Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Any reference to any federal, state, local, or foreign statute or law will be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The use of the word "including" in this Agreement means "including without limitation" and is intended by the parties to be by way of example rather than limitation.

          9.12 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

          9.13 GOVERNING LAW. THE CORPORATE LAW OF THE STATE OF DELAWARE WILL GOVERN ALL ISSUES CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS STOCKHOLDERS. ALL OTHER QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND THE EXHIBITS AND SCHEDULES HERETO WILL BE GOVERNED BY THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF ILLINOIS.

          9.14 Submission to Jurisdiction. Each of the parties to this Agreement submits to the jurisdiction of any state or federal court sitting in Chicago, Illinois, in any action or proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the action or proceeding may be heard and determined in any such court, and agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties to this Agreement waives any defense of inconvenient forum to be maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto. Each party to this Agreement appoints CT Corporation (the "Process Agent") as its agent to receive on its behalf service of copies of the summons and complaint and any other process that might be served in the action or proceeding. Any party to this Agreement may make service on any other party by sending or delivering a copy of the process (a) to the party to be served at the address and in the manner provided for the giving of notices in Section 9.8 or (b) to the party to be served in care of the Process Agent at the address and in the manner provided for the giving of notices in Section 9.8. Nothing in this Section, however, will affect the right of any party to serve legal process in any other manner permitted by law. Each party agrees that a final judgment in any action or proceeding so brought will be conclusive and may be enforced by suit on the judgment or in any other manner provided by law.

                                     *****

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                    SGH Holdings, Inc.

                    By: /s/ Sheldon G. Hurst
                        ______________________________

                    Name:  Sheldon G. Hurst
                    Title: President

                    MESIROW CAPITAL PARTNERS VI

                    By Mesirow Financial Services, Inc.
                    Its General Partner

                    By /s/ W. P. Sutter
                       _______________________________

                    Its Vice President
                       ______________________________

                    MESIROW CAPITAL PARTNERS VII

                    By Mesirow Financial Services, Inc.
                    Its General Partner

                    By /s/ W. P. Sutter
                       ______________________________

                    Its Vice President
                       ______________________________

                    HURST ENTERPRISES, L.P.


                    /s/ Sheldon G. Hurst
                    _________________________________

                    Sheldon G. Hurst
                    General Partner

                    /s/ Sharon Hurst
                    ________________________________
                    Sharon Hurst
                    General Partner

                    /s/ Anthony LaMarca
                    ________________________________
                    Anthony LaMarca

                    /s/ William G. McLendon
                    ________________________________
                    William G. McLendon

                    /s/ Allard W. Lamm
                    ________________________________
                    Allard W. Lamm

                            SCHEDULE OF STOCKHOLDERS

                         Issued and Outstanding Shares*
                         ------------------------------

Name of Stockholder               Number of Shares Owned              Percentage Ownership
------------------------          ----------------------              --------------------
Hurst Enterprises, L.P.             844.072                           82.72%
------------------------------------------------------------------------------------------
William G. McLendon                 110.028                           10.78%
------------------------------------------------------------------------------------------
Allard W. Lamm                       45.9                              4.5%
------------------------------------------------------------------------------------------
Anthony LaMarca                      20.4                              2.0%
------------------------------------------------------------------------------------------
Total                             1,020.4                             100%
------------------------------------------------------------------------------------------

----------
* Indicates issued and outstanding shares of Common Stock as of the date of this Agreement without taking into account shares issuable upon the exercise of the Warrants.


                             Fully Diluted Shares**
                             ----------------------

Name of Stockholder               Number of Shares Owned              Percentage Ownership
------------------------          ----------------------              --------------------
Hurst Enterprises, L.P.             722.3849                          33.73%
------------------------------------------------------------------------------------------
William G. McLendon                 180.9176                           8.45%
------------------------------------------------------------------------------------------
Allard W. Lamm                       96.3675                           4.5%
------------------------------------------------------------------------------------------
Anthony LaMarca                      42.83                             2.0%
------------------------------------------------------------------------------------------
Mesirow Capital Partners VI
Mesirow Capital Partners VII          1.099                           51.32%
------------------------------------------------------------------------------------------
Total                             2,141.5                             100%
------------------------------------------------------------------------------------------

----------
** Indicates issued and outstanding shares of Common Stock after taking into account the issuance of shares pursuant to the exercise of the Warrants (assuming the issuance of maximum number of shares issuable pursuant to the Warrants) and the consummation of share transfers among the Executives provided for in certain agreements among the Executives.

                             SCHEDULE OF EXECUTIVES
                             ----------------------


                                Sheldon G. Hurst

                              William G. McLendon

                                 Allard W. Lamm

                                Anthony LaMarca